                                                                      EXHIBIT 11
                                                                          PAGE 1

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)



                                                                                   INCOME FROM      LOSS ON
                                                                                   CONTINUING     DISCONTINUED        NET
                                                                        SHARES     OPERATIONS      OPERATIONS       INCOME
                                                                        ------    ------------    -------------    --------
FOR THE TWELVE MONTHS ENDED
  DECEMBER 31, 1995
Income                                                                             $ 33,989,000     $        -   $ 33,989,000
Dividend requirements on Series B preferred
  stock                                                                                (268,000)             -       (268,000)

Dividend requirements on Series C preferred
  stock                                                                                (932,000)             -       (932,000)

Weighted average of outstanding shares of
  common stock                                                         9,126,000              -              -              -

Effect of assumed exercise of outstanding
  stock options
                                                                         288,000              -              -              -
                                                                      ----------   ------------     ----------    -----------
                                                                       9,414,000   $ 32,789,000     $        -    $32,789,000
                                                                      ----------   ------------     ----------    -----------
                                                                      ----------   ------------     ----------    -----------
Earnings per common share                                                          $       3.48     $        -    $      3.48
                                                                                   ------------     ----------    -----------
                                                                                   ------------     ----------    -----------


FOR THE TWELVE MONTHS ENDED
  DECEMBER 31, 1994

Income (loss)                                                                      $ 19,687,000     $(5,354,000)   $14,333,000

Dividend requirements on Series B preferred
  stock                                                                                (574,000)             -       (574,000)

Dividend requirements on Series C preferred
  stock                                                                              (1,319,000)             -     (1,319,000)

Weighted average of outstanding shares of
  common stock                                                         9,102,000              -              -              -
                                                                      ----------   ------------     ----------    -----------
                                                                       9,102,000   $ 17,794,000   $ (5,354,000)   $12,440,000
                                                                      ----------   ------------     ----------    -----------
                                                                      ----------   ------------     ----------    -----------

Earnings (loss) per common share                                                   $       1.96     $     (.59)   $      1.37
                                                                                   ------------     ----------    -----------
                                                                                   ------------     ----------    -----------


                                                                      EXHIBIT 11
                                                                          PAGE 2

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)



                                                                INCOME FROM      LOSS ON
                                                                CONTINUING    DISCONTINUED         EXTRAORDINARY           NET
                                               SHARES           OPERATIONS     OPERATIONS              LOSS              INCOME
                                              ---------         -----------   ------------         ------------       ------------
FOR THE TWELVE MONTHS
  ENDED DECEMBER 31, 1993
Income (loss)                                                  $  5,951,000   $ 11,385,000        $ (2,052,000)       $ 15,284,000
Dividend requirements on Series B
  preferred stock                                                  (603,000)             -                   -            (603,000)

Dividend requirements on Series C
  preferred stock                                                (1,470,000)             -                   -          (1,470,000)

Weighted average of outstanding
  shares of common stock                      8,999,000                   -              -                   -                   -
                                              ---------         -----------   ------------        ------------        ------------

                                              8,999,000         $ 3,878,000   $ 11,385,000        $ (2,052,000)       $ 13,211,000
                                              ---------         -----------   ------------        ------------        ------------
                                              ---------         -----------   ------------        ------------        ------------

Earnings (loss) per common share                                $       .43   $       1.27        $       (.23)       $       1.47
                                                                -----------   ------------        ------------        ------------
                                                                -----------   ------------        ------------        ------------


                                                                      EXHIBIT 11
                                                                          PAGE 3

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)




                                                                           INCOME FROM           LOSS ON
                                                                           CONTINUING         DISCONTINUED             NET
                                                         SHARES            OPERATIONS          OPERATIONS            INCOME
                                                       -----------        ------------          ---------         ------------
FOR THE TWELVE MONTHS ENDED
  DECEMBER  31, 1995
Income                                                                   $ 33,989,000         $         -        $ 33,989,000

Dividend requirements on Series B preferred
  stock                                                                      (268,000)                  -            (268,000)

Dividend requirements on Series C preferred
  stock                                                                      (932,000)                  -            (932,000)

Weighted average of outstanding shares of
  common stock                                          9,126,000                   -                   -                   -

Effect of assumed exercise of outstanding
  stock options                                           368,000                   -                   -                   -
                                                      -----------        ------------           ---------        ------------
                                                        9,494,000        $ 32,789,000           $       -        $ 32,789,000
                                                      -----------        ------------           ---------        ------------
                                                      -----------        ------------           ---------        ------------

Earnings per common share                                                 $      3.45           $       -        $       3.45
                                                                         ------------           ---------        ------------
                                                                         ------------           ---------        ------------


FOR THE TWELVE MONTHS ENDED
  DECEMBER 31, 1994

Income (loss)                                                            $ 19,687,000         $(5,354,000)      $  14,333,000

Dividend requirements on Series B preferred
  stock                                                                      (574,000)                  -            (574,000)

Dividend requirements on Series C preferred
  stock                                                                    (1,319,000)                             (1,319,000)
                                                                                                 -

Weighted average of outstanding shares of
  common stock                                          9,102,000                   -                   -                   -
                                                      -----------        ------------       -------------        ------------
                                                        9,102,000        $ 17,794,000        $ (5,354,000)       $ 12,440,000
                                                      -----------        ------------       -------------        ------------
                                                      -----------        ------------       -------------        ------------

Earnings (loss) per common share                                         $       1.96        $       (.59)       $       1.37
                                                                         ------------           ---------        ------------
                                                                         ------------           ---------        ------------



                                                                      EXHIBIT 11
                                                                          PAGE 4

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)



                                                                INCOME FROM           LOSS ON
                                                                CONTINUING         DISCONTINUED      EXTRAORDINARY          NET
                                               SHARES           OPERATIONS          OPERATIONS           LOSS             INCOME
                                             ----------        ------------        ------------      ------------      ------------
FOR THE TWELVE MONTHS ENDED
  DECEMBER 31, 1993
Income (loss)                                                $  5,951,000        $ 11,385,000      $  (2,052,000)    $ 15,284,000
Dividend requirements on Series B
  preferred stock                                                (603,000)                  -                  -         (603,000)

Dividend requirements on Series C
  preferred stock                                              (1,470,000)                  -                  -       (1,470,000)

Weighted average of outstanding
  shares of common stock                    8,999,000                   -                   -                  -                -
                                           ----------        ------------        ------------       ------------     ------------
                                            8,999,000        $  3,878,000        $ 11,385,000       $ (2,052,000)    $ 13,211,000
                                           ----------        ------------        ------------       ------------     ------------
                                           ----------        ------------        ------------       ------------     ------------
Earnings (loss) per common share                             $        .43        $       1.27       $       (.23)    $       1.47
                                                             ------------        ------------       ------------     ------------
                                                             ------------        ------------       ------------     ------------


